Exhibit 12(b)
CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of Sequoia Fund, Inc. (the "Registrant"), hereby certifies that, to the best of such officer's knowledge, the Registrant's report on Form N-CSRS for the period ended June 30, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Date:  August 28, 2013

By: /s/ Robert D. Goldfarb
President and Principal Executive Officer

By: /s/ Joseph Quinones, Jr.
Vice President, Secretary and Treasurer

This certification is furnished as an exhibit solely pursuant to Item 12(b) of Form N-CSRS and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.  This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Registrant specifically incorporates this certification by reference.